UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 16, 2013 (September 12, 2013)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 12, 2013, the Board of Directors renewed the Colgate-Palmolive Company Executive Severance Plan (the “Plan”) for an additional term to expire on September 30, 2018, on substantially the same terms and conditions as previously in effect, as described in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, with the following change: the Board amended the bonus component of the severance amount to be the average of the last three years’ annual bonus awards. Previously, the bonus component was the higher of the average of the three highest annual bonus awards in the last five years or the target bonus that would have been paid in the year in which the termination occurs. A copy of the Plan, as renewed, is attached as Exhibit 10-A to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits. The following exhibit is filed with this document:

Exhibit Number	Description

10-A	Colgate-Palmolive Company Executive Severance Plan, as amended and restated through September 12, 2013

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: September 16, 2013	By:	/s/ Andrew D. Hendry
Name: Andrew D. Hendry
Title: Chief Legal Officer and Secretary

3

EXHIBIT INDEX

Exhibit Number	Description

10-A	Colgate-Palmolive Company Executive Severance Plan, as amended and restated through September 12, 2013

4